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                                                                    Exhibit 99.1

[Kindred Logo]


FOR IMMEDIATE RELEASE

CONTACT: Richard A. Lechleiter
         Senior Vice President, Chief Financial Officer and Treasurer
         (502) 596-7734


          KINDRED HEALTHCARE ANNOUNCES RESIGNATION OF DONALD D. FINNEY
                  AS PRESIDENT OF ITS HEALTH SERVICES DIVISION

                           ---------------------------

            Paul Diaz to Assume Responsibility for Operations of the
                  Health Services Division on an Interim Basis

Louisville, KY (August 21, 2002) - Kindred Healthcare, Inc. (the "Company") (NASDAQ: KIND) today announced that Donald D. Finney, the President of the Company's health services division, resigned to pursue other interests. The Company also announced that Paul J. Diaz, President and Chief Operating Officer of the Company, will assume responsibility for the operations of the Company's health services division on an interim basis.

     Edward L. Kuntz, Chairman and Chief Executive Officer, commented, "We are fortunate to have an experienced operator such as Paul Diaz available to manage our nursing center operations during this transition period and to further build on the successes we have achieved in our health services division." With respect to the resignation of Mr. Finney, Kuntz also added that the Company was appreciative of Don Finney's service and wished him the best for the future.

     Kindred Healthcare is a national provider of long-term healthcare services primarily operating nursing centers and hospitals.


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